Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-1 of BRP Group, Inc. of our report dated August 9, 2019 relating to the financial statements of Millennial Specialty Insurance LLC, which appears in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

October 11, 2019

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